                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated June 4, 1999 (and to all references to our Firm) included in or made a part of this registration statement.

                                           /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
October 11, 1999